Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2012, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-180176) and related Prospectus of Exponential Interactive, Inc. for the registration of shares of its common stock.

/s/    Ernst & Young LLP

San Francisco, California

June 18, 2012